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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF BUSH BOAKE ALLEN INC.


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

                                                                    Percentage of
                                               Place of             Voting Stock
Subsidiary                                     Incorporation        Owned
----------                                     -------------        ------
Bush Boake Allen Canada Inc.                   Canada                 100%

Bush Boake Allen (Chile) S.A.                  Chile                  100%

Bush Boake Allen Asset Management Limited      England                100%

Bush Boake Allen Industria E Commercial DO
    Brasil Limitada                            Brazil                 100%

Bush Boake Allen Colombia S.A.                 Colombia               100%

Bush Boake Allen Mexico, S.A. de C.V.          Mexico                 100%

Bush Boake Allen Controladora S.A. de C.V.     Mexico                 100%

Bush Boake Allen Servicios S.A. de C.V.        Mexico                 100%

Bush Boake Allen (Nominees) Limited            England                100%

Bush Boake Allen International Inc.            Delaware               100%

Bush Boake Allen Holdings (U.K.) Limited       England                100%

Bush Boake Allen Pension Investments Limited   England                100%

Bush Boake Allen (Executive Pension            England                100%
   Trustees) Limited

Bush Boake Allen (Pension Trustees) Limited    England                100%

Bush Boake Allen (Works Pension                England                100%
   Trustees) Limited

Bush Boake Allen Limited                       England                100%

W.J. Bush & Co., Inc.                          Delaware               100%

GMB Proteins Limited                           England                100%

Bush Boake Allen Australia Ltd.                Australia              100%

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                                                                    EXHIBIT 21.1
                                                                    Page 2

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

                                                                    Percentage of
                                               Place of             Voting Stock
Subsidiary                                     Incorporation        Owned
----------                                     -------------        ------
Bush Boake Allen Espana S.A.                   Spain                  100%

Bush Boake Allen Morimura Limited              Japan                   65%

Bush Boake Allen (Guangzhou) Co. Ltd.          China                   95%

Bush Boake Allen (Hong Kong) Limited           Hong Kong              100%

A. Boake, Roberts And Company (Holding),       England                100%
   Limited

Bush Boake Allen Esans ve Aromatik             Turkey                 99.9%
   Urunler Sanayi AS

PT Bush Boake Allen Indonesia                  Indonesia                60%

Bush Boake Allen (New Zealand) Limited         New Zealand             100%

Bush Boake Allen Singapore Pte. Ltd.           Singapore               100%

Bush Boake Allen (Malaysia) SDN. BHD.          Malaysia                100%
   (Kuala Lumpur)

Bush Boake Allen Denmark ApS.                  Denmark                 100%

Bush Boake Allen France                        France                  100%

Bush Boake Allen Zimbabwe (Private)            Zimbabwe                100%
   Limited

Bush Boake Allen (India) Limited               India                    70%

Hindustan Flavours and Fragrances (Inter-      India                    70%
   national) Limited

Bush Boake Allen (Jamaica) Limited             Jamaica                  70%

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                                                                    EXHIBIT 21.1
                                                                    Page 3

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

                                                                    Percentage of
                                               Place of             Voting Stock
Subsidiary                                     Incorporation        Owned
----------                                     -------------        ------
Bush Boake Allen (SA) (Proprietary) Limited    South Africa            100%

Bush Boake Allen (Thailand) Limited            Thailand                 60%

Bush Boake Allen Deutschland GmbH              West Germany            100%

Bush Boake Allen, Moscow, Ltd.                 Russia                  100%

Bush Boake Allen Benelux B.V.                  Netherlands             100%

Bush Boake Allen Scandinavia Aktielbolag       Sweden                  100%

Bush Boake Allen (C.R.) s.r.o.                 Czech Republic          100%

W.J. Bush & Co. Limited                        England                 100%

Stafford Specialty Ingredients Limited         England                 100%

Bush Boake Allen Italia S.P.A.                 Italy                   100%

Bush Boake Allen Pakistan (Private) Limited    Pakistan                 50%

Bush Boake Allen Philippines, Inc.             Philippines             100%

Asian Investments, Inc.                        Delaware                100%

Fragrance Holdings Private Limited             India                    40%

Essence Scientific Research Private Limited    India                    40%

Jamaica Extracts Limited                       Jamaica                  58%

Thai Flavour & Fragrance Co. Limited           Thailand                 49%

Aromatica Industrial Suramericana, S.A.        Argentina               100%

PT Bebea Nusa                                  Indonesia               100%





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